Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Amendment No. 5 to Form S-1/A Registration Statement of our report dated March 25, 2004, except as to Note 14 which is as of October 5, 2004, relating to the financial statements and financial statement schedule of Huron Consulting Group Inc., which appear in such Amendment No. 5 to Form S-1/A Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 5 to Form S-1/A Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

October 5, 2004